EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-277559) and on Form S-8 (Nos. 333-212069, 333-190442, 333-225660, 333-230549, 333-233904, 333-266203, 333-267581 and 333-280088) of Axon Enterprise, Inc. of our report dated February 28, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
February 28, 2025